Exhibit 10.10

Amended and Restated Exclusive Option Agreement

This Amended and Restated Exclusive Option Agreement (this “Agreement”) is executed by and among the following Parties as of February 4, 2018 in Beijing, the People’s Republic of China (“China” or the “PRC”):

Party A:                            Youxinpai (Beijing) Information Technology Co., Ltd., a wholly foreign owned enterprise, organized and existing under the laws of the PRC, with its address at 323701, No. 5 Building, No. 1 Garden, Futong East Road, Chaoyang District, Beijing;

Party B:                            Beijing Min Si Lian Hua Investment Management Co., Ltd., a limited liability company organized and existing under the laws of the PRC, with its address at Room No. 5704, 5th Floor, Shen Chang Plaza, No. 51 Zhi Chun Road, Haidian District, Beijing; and

Party C:                            Youxin Internet (Beijing) Information Technology Co., Ltd., a limited liability company organized and existing under the laws of the PRC, with its address at Room 2106-A030, No. 9, North 4th Ring West Road, Haidian District, Beijing.

In this Agreement, Party A, Party B, and Party C shall each be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties.”

Whereas:

1.              Party B is a shareholder of Party C and as of the date hereof holds 0.0077% of equity interests of Party C, representing RMB 8,008 in the registered capital of Party C.

2.              Party A, Party B and Party C have executed an Exclusive Option Agreement on September 11, 2014 (the “Original Exclusive Option Agreement”). In order to further clarify the Parties’ rights and obligations, the Parties agree to amend certain provisions of the Original Exclusive Option Agreement by executing this Agreement, which shall supersede and replace the Original Exclusive Option Agreement upon the effective date of this Agreement.

Now therefore, upon mutual discussions and negotiations, the Parties have now reached the following agreement:

1.                                      GRANTING OF EQUITY INTEREST PURCHASE OPTION AND ASSET PURCHASE OPTION

1.1                   Equity Interest Purchase Option

In consideration of the payment of RMB10 by Party A, the receipt and adequacy of which is hereby acknowledged by Party B, Party B hereby irrevocably grants Party A an irrevocable and exclusive right to purchase, or designate one or more persons (each, a “Designee”) to purchase the equity interests in Party C then held by Party B at once or at multiple times at any time in part or in whole at Party A’s sole and absolute discretion to the extent permitted by Chinese laws and at the price described in Section 1.3 herein (such right being the “Equity Interest Purchase Option”).  Except for Party A and the Designee(s), no other person shall be entitled to the Equity Interest Purchase Option or other rights with respect to the equity interests of Party B.  Party C hereby agrees to the grant by Party B of the Equity Interest Purchase Option to Party A.  The term “person” as used herein shall refer to individuals, corporations, partnerships, partners, enterprises, trusts, or non-corporate organizations.

1.2                   Steps for Exercise of the Equity Interest Purchase Option

Subject to the provisions of the laws and regulations of China, Party A may exercise the Equity Interest Purchase Option by issuing a written notice to Party B (the “Equity Interest Purchase Option Notice”), specifying: (a) Party A’s or the Designee’s decision to exercise the Equity Interest Purchase Option; (b) the portion of equity interests to be purchased by Party A or the Designee from Party B (the “Optioned Interests”); and (c) the date for purchasing the Optioned Interests or the date for transfer of the Optioned Interests.

1.3                   Equity Interest Purchase Price

The purchase price of the Optioned Interests (the “Base Price”) shall be RMB 10.  If PRC law requires a minimum price higher than the Base Price when Party A exercises the Equity Interest Purchase Option, the minimum price regulated by PRC law shall be the purchase price (collectively, the “Equity Interest Purchase Price”). Subject to the fulfillment in full of Section 6 of this Agreement by Party C, Party B shall transfer the Equity Interest Purchase Price and any other proceeds obtained by Party B from such transfer of the Optioned Interest to Party A or the Designee at nil consideration immediately after receiving the Equity Interest Purchase Price and such proceeds for the transfer of the Optioned Interest. For avoidance of doubt, the Equity Interest Purchase Price transferred to Party A or the Designee shall deduct (i) such portion equivalent to the Party B’s capital contribution of its own funds (which shall not include the amount of the loan that Party A lent to Party B for the purpose of increasing the registered capital of Party C) to Party C and (ii) any and all transfer and registration taxes, expenses, and fees paid by Party B in connection with the preparation and execution of this Agreement and the Transfer Contracts (as defined below), as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

1.4                   Transfer of Optioned Interests

For each exercise of the Equity Interest Purchase Option:

1.4.1         Party C shall promptly convene a shareholders’ meeting, at which a resolution shall be adopted approving Party B’s transfer of the Optioned Interests to Party A and/or the Designee(s);

1.4.2         Party C shall obtain written statements from the other shareholders of Party C giving consent to the transfer of the equity interest to Party A and/or the Designee(s) and waiving any right of first refusal related thereto;

1.4.3         Party B shall execute an equity interest transfer contract with respect to each transfer with Party A and/or each Designee (whichever is applicable), in accordance with the provisions of this Agreement and the Equity Interest Purchase Option Notice regarding the Optioned Interests;

1.4.4         The relevant Parties shall execute all other necessary contracts, agreements or documents, obtain all necessary government licenses and permits and take all necessary actions to transfer valid ownership of the Optioned Interests to Party A and/or the Designee(s), unencumbered by any security interests, and cause Party A and/or the Designee(s) to become the registered owner(s) of the Optioned Interests.  For the purpose of this Section and this Agreement, “security interests” shall include securities, mortgages, third party’s rights or interests, any stock options, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements, but shall be deemed to exclude any security interest created by this Agreement, Party B’s Equity Interest Pledge Agreement and Party B’s Power of Attorney.  “Party B’s Equity Interest Pledge Agreement” as used in this Agreement shall refer to the Equity Interest Pledge Agreement executed by and among Party A, Party B and Party C on September 11, 2014 and any modification, amendment and restatement thereto.  “Party B’s Power of Attorney” as used in this Agreement shall refer to the Power of Attorney executed by Party B on September 11, 2014 granting Party A with power of attorney and any modification, amendment and restatement thereto.

1.4.5         Asset Purchase Option

Party C hereby grants to Party A an irrevocable and exclusive option to have Party A or its Designee to purchase from Party C, at Party A’s sole discretion, at any time and in accordance with the procedures decided by Party A in its sole discretion, any or all of the assets of Party C, to the extent permitted under PRC law, and at the lowest purchase price permitted by PRC law.  The Parties shall then enter into a separate assets transfer agreement, specifying the terms and conditions of the transfer of the assets.

2.                                      COVENANTS

2.1                   Covenants of Party C

Party C hereby covenants on the following:

2.1.1                     Without the prior written consent of Party A, Party C shall not in any manner supplement, change, or amend the articles of association of Party C, increase or decrease its registered capital, or change its structure of registered capital in other manners;

2.1.2                     Party C shall maintain Party C’s corporate existence in accordance with good financial and business standards and practices, as well as obtain and maintain all necessary government licenses and permits by prudently and effectively operating its business and handling its affairs;

2.1.3                     Without the prior written consent of Party A, they shall not at any time following the date hereof, sell, transfer, mortgage or dispose of in any manner any material assets of Party C or legal or beneficial interest in the material business or revenues of Party C, or allow the encumbrance thereon of any security interest;

2.1.4                     Without the prior written consent of Party A, Party C shall not incur, inherit, guarantee, or suffer the existence of any debt, except for payables incurred in the ordinary course of business other than through loans;

2.1.5                     Party C shall always operate all of Party C’s businesses within the normal business scope to maintain the asset value of Party C and refrain from any action/omission that may affect Party C’s operating status and asset value;

2.1.6                     Without the prior written consent of Party A, Party C shall not execute any major contract, except the contracts in the ordinary course of business (for the purpose of this subsection, a contract with a price exceeding RMB 500,000 shall be deemed a major contract);

2.1.7                     Without the prior written consent of Party A, Party C shall not provide any person with a loan or credit;

2.1.8                     Party C shall provide Party A with information on Party C’s business operations and financial condition at Party A’s request;

2.1.9                     If requested by Party A, Party C shall procure and maintain insurance in respect of Party C’s assets and business from an insurance carrier acceptable to Party A, at an amount and type of coverage typical for companies that operate similar businesses;

2.1.10              Without the prior written consent of Party A, Party C shall not merge, consolidate with, acquire, or invest in any person;

2.1.11              Party C shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration, or administrative proceedings relating to Party C’s assets, business, or revenue;

2.1.12              To maintain the ownership by Party C of all of its assets, Party C shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, and raise necessary or appropriate defenses against all claims;

2.1.13              Without the prior written consent of Party A, Party C shall not in any manner distribute dividends to its shareholders, provided that upon Party A’s written request, Party C shall immediately distribute all distributable profits to its shareholders;

2.1.14              At the request of Party A, Party C shall appoint any person designated by Party A as the director or executive director of Party C;

2.1.15              Without Party A’s prior written consent, Party C shall not engage in any business in competition with Party A or its affiliates;

2.1.16              Unless otherwise required by PRC law, Party C shall not be dissolved or liquated without prior written consent by Party A;

2.1.17              Without the prior written consent of Party A, the shareholders’ meeting and/or the directors (or the executive director) of Party C shall not approve any sale, transfer, mortgage, or disposition in any other manner of any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon of any security interest, except for the interest placed in accordance with Party B’s Equity Interest Pledge Agreement and Party B’s Power of Attorney; and

2.1.18              The shareholders’ meeting or the directors (or the executive director) of Party C shall vote for the transfer of the Optioned Interests as set forth in this Agreement and take any and all other actions that may be requested by Party A.

2.2                   Covenants of Party B

Party B hereby covenants to the following:

2.2.1         Without the prior written consent of Party A, Party B shall not sell, transfer, mortgage, or dispose of in any other manner any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon, except for the interest placed in accordance with Party B’s Equity Interest Pledge Agreement and Party B’s Power of Attorney;

2.2.2         Party B shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration, or administrative proceedings relating to the equity interests in Party C held by Party B;

2.2.3         To the extent necessary to maintain Party B’s ownership in Party C, Party B shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, and raise necessary or appropriate defenses against all claims;

2.2.4         Party B hereby waives its right of first refusal in regards to the transfer of equity interest by any other shareholder of Party C to Party A (if any), and gives consent to the execution by each other shareholder of Party C with Party A and Party C the exclusive option agreement, the equity interest pledge agreement and the power of attorney similar to this Agreement, Party B’s Equity Interest Pledge Agreement and Party B’s Power of Attorney, and undertakes not to take any actions in conflict with such documents executed by the other shareholders;

2.2.5         Party B shall promptly donate any profits, interests, dividends, or proceeds of liquidation to Party A or any other person designated by Party A to the extent permitted under the applicable PRC laws; and

2.2.6         Party B shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by and among Party B, Party C, and Party A, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof.  To the extent that Party B has any remaining rights with respect to the equity interests subject to this Agreement hereunder, under Party B’s Equity Interest Pledge Agreement or under Party B’s Power of Attorney, Party B shall not exercise such rights except in accordance with the written instructions of Party A.

3.                                      REPRESENTATIONS AND WARRANTIES

Party B hereby represents and warrants to Party A, as of the date of this Agreement and each date of transfer of the Optioned Interests, that:

3.1                   Party B has the power, capacity, and authority to execute and deliver this Agreement and any equity interest transfer contracts to which it is a party concerning the Optioned Interests to be transferred thereunder (each, a “Transfer Contract”), and to perform its obligations under this Agreement and any Transfer Contracts.  Party B agrees to enter into Transfer Contracts consistent with the terms of this Agreement upon Party A’s exercise of the Equity Interest Purchase Option.  This Agreement and the Transfer Contracts to which it is a party constitute or will constitute its legal, valid, and binding obligations, and shall be enforceable against it in accordance with the provisions thereof;

3.2                   Party B has a good and merchantable title to the equity interests held by Party B in Party C.  Except for Party B’s Equity Interest Pledge Agreement and Party B’s Power of Attorney, Party B has not placed any security interest on such equity interests.

Party C hereby represents and warrants to Party A, as of the date of this Agreement and each date of transfer of the Optioned Interests, that:

3.3                   Party C has the power, capacity, and authority to execute and deliver this Agreement and any Transfer Contract, and to perform its obligations under this Agreement and any Transfer Contracts.  Party C agrees to enter into Transfer Contracts consistent with the terms of this Agreement upon Party A’s exercise of the Equity Interest Purchase Option.  This Agreement and the Transfer Contracts to which it is a party constitute or will constitute its legal, valid, and binding obligations, and shall be enforceable against it in accordance with the provisions thereof;

3.4                   Party C has obtained any and all approvals and consents from the relevant government authorities and third parties (if required) for the execution, delivery, and performance of this Agreement.

3.5                   The execution and delivery of this Agreement or any Transfer Contracts and the obligations under this Agreement or any Transfer Contracts shall not: (i) cause any violations of any applicable PRC laws; (ii) be inconsistent with the articles of association, bylaws, or other organizational documents of Party C; (iii) cause the violation of any contracts or instruments to which Party C is a party or which are binding on it, or constitute any breach under any contracts or instruments to which Party C is a party or which are binding on it; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to Party C; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to Party C;

3.6                   Party C has a good and merchantable title to all of its assets, and has not placed any security interest on the aforementioned assets;

3.7                   Party C does not have any outstanding debts, except for (i) debt incurred within its normal business scope; and (ii) debts disclosed to Party A for which Party A’s written consent has been obtained.

3.8                   Party C has complied with all laws and regulations of China applicable to asset acquisitions; and

3.9                   There are no pending or threatened litigation, arbitration, or administrative proceedings relating to the equity interests in Party C, assets of Party C, or Party C.

4.                                      EFFECTIVE DATE AND TERM

This Agreement shall become effective upon execution by the Parties, and remain in effect until all equity interests held by Party B in Party C and all of the assets of Party C have been transferred or assigned to Party A and/or any other person designated by Party A in accordance with this Agreement.

5.                                      GOVERNING LAW AND DISPUTE RESOLUTION

5.1                   Governing Law

The execution, effectiveness, construction, performance, amendment, and termination of this Agreement as well as any dispute resolution hereunder shall be governed by the laws of the PRC.

5.2                               Methods of Dispute Resolution

In the event of any dispute arising with respect to the construction and performance of this Agreement, the Parties shall first attempt to resolve the dispute through friendly negotiations.  In the event that the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Parties for dispute resolution through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its arbitration rules.  The arbitration shall be conducted in Beijing, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding to all Parties.

6.                                      TAXES AND FEES

Party C shall pay any and all transfer and registration taxes, expenses, and fees incurred thereby or levied thereon in accordance with the laws of China in connection with the preparation and execution of this Agreement and the Transfer Contracts, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

7.                                      NOTICES

7.1                   All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, prepaid postage, commercial courier services, or facsimile transmission to the address of such Party set forth below.  A confirmation copy of each notice shall also be sent by email.  The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

7.1.1         Notices given by personal delivery, courier services, registered mail, or prepaid postage shall be deemed effectively given on the date of receipt or refusal at the address specified for such notices;

7.1.2         Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of the transmission).

7.2                   For the purpose of notices, the addresses of the Parties are as follows:

Party A:	Youxinpai (Beijing) Information Technology Co., Ltd.

Address:	Floor 37th, Building B, Tower 3, Wangjing Soho Center, No. 10, Wangjing Street, Chaoyang District, Beijing (100102)
Attn:	Zeng Zhen
传真：	010-56312701
Facsimile:	010-56312701

Party B:	Beijing Min Si Lian Hua Investement Management Co., Ltd.

Address:	Room No. 5704, 5th Floor, Shen Chang Plaza, No. 51 Zhi Chun Road, Haidian District, Beijing
Attn:	Andrew Chan
电话：	86-10-59232533
Phone:	86-10-59232533
传真：	86-10-65056683
Facsimile:	86-10-65056683

Party C:	Youxin Internet (Beijing) Information Technology Co., Ltd.

Address:	Floor 37th, Building B, Tower 3, Wangjing Soho Center, No. 10, Wangjing Street, Chaoyang District, Beijing (100102)
Attn:	Zeng Zhen
Facsimile:	010-56312701

Any Party may at any time change its address for notices by having a notice delivered to the other Parties in accordance with the terms hereof.

8.                                      CONFIDENTIALITY

The Parties acknowledge that the existence and the terms of this Agreement, and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information.  Each Party shall maintain the confidentiality of all such confidential information, and without obtaining the written consent of other Parties, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be featured in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels, or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels, or financial advisors shall be bound by the confidential obligations similar to those set forth in this Section.  Disclosure of any confidential information by the shareholders, director, employees of, or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and that Party shall be held liable for breach of this Agreement.

9.                                      FURTHER WARRANTIES

The Parties agree to promptly execute the documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and to take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

10.                               BREACH OF AGREEMENT

Subject to Section 10.3, if Party B or Party C conducts any material breach of any term of this Agreement, Party A shall have right to terminate this Agreement and/or require Party B or Party C to compensate all damages; subject to Section 10.3, this Section 10 shall not prejudice any other rights of Party A herein;

Party B or Party C shall not have any right to terminate this Agreement in any event unless otherwise required by the applicable laws.

Notwithstanding any provision to the contrary under this Agreement, the Party B’s Equity Interest Pledge Agreement or Party B’s Power of Attorney or any Transaction Documents (as defined in the Party B’s Equity Interest Pledge Agreement) or under any applicable laws, Party A’s sole remedy for or in connection with the breach of any warranties, covenants, agreements, representations or conditions by Party B under this Agreement or the Party B’s Equity Interest Pledge Agreement or Party B’s Power of Attorney or any Transaction Document shall be the right to enforce the pledge with respect to Party B’s equity interest in Party C in accordance with section 8 of the Party B’s Equity Interest Pledge Agreement, and Party B is not liable to Party A or any other person for any damages or other liabilities.

11.                               MISCELLANEOUS

11.1            Amendments, changes, and supplements

Any amendments, changes, and supplements to this Agreement shall require the execution of a written agreement by all of the Parties.

11.2            Entire agreement

Except for the amendments, supplements, or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations, and contracts reached with respect to the subject matter of this Agreement.

11.3            Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain, or otherwise affect the meanings of the provisions of this Agreement.

11.4            Language

This Agreement is written in both Chinese and English, and contains  three copies, each Party having one copy with equal legal validity.  In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

11.5            Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal, or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality, or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect.  The Parties shall strive in good faith to replace such invalid, illegal, or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by the relevant laws and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal, or unenforceable provisions.

11.6            Successors

This Agreement shall be binding on and shall inure to the interest of the respective successors of the Parties and the permitted assigns of such Parties.

11.7            Survival

Any obligations that occur or are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

The provisions of Sections 5, 8, 10, and this Section 11.7 shall survive the termination of this Agreement.

11.8            Waivers

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties.  No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

IN WITNESS WHEREOF, the authorized representatives of the Parties have executed this Amended and Restated Exclusive Option Agreement as of the date first above written.

Party A:            Youxinpai (Beijing) Information Technology Co., Ltd.

[Company seal is affixed]

By:	/s/Zeng Zhen
Name:	Zeng Zhen
Title:	Legal Representative

Party B:            Beijing Min Si Lian Hua Investment Management Co., Ltd.

[Company seal is affixed]

By:	/s/Xu Bo
Name:	Xu Bo
Title:	Legal Representative

Party C:            Youxin Internet (Beijing) Information Technology Co., Ltd.

[Company seal is affixed]

By:	/s/Zeng Zhen
Name:	Zeng Zhen
Title:	Legal Representative